Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended September 30, 2023

Q3 2023 HIGHLIGHTS
•Total revenue grew 21%1
•Total recurring revenue grew 10%1
•Net income of $38 million grew 64%
•Total EBITDA grew 147% to $103 million1
•Reiterating guidance for full-year 2023

Miami, FL — November 2, 2023 — ACI Worldwide (NASDAQ: ACIW), a global leader in mission-critical, real-time payments software, announced financial results today for the quarter ended September 30, 2023.
"We are pleased to report solid third quarter results," said Thomas Warsop, President and CEO of ACI Worldwide. "Operational focus helped us exceed our overall financial targets. Our Bank segment continues to show encouraging trends, including 13% adjusted recurring revenue growth, and our Biller segment has materially accelerated as a result of new customer onboarding and our interchange improvement program. Further, we were able to sign some new contracts in our pipeline earlier than planned, which reduces risk in achieving our full-year expectations. Given our predictable renewal calendar, as well as newly signed customers scheduled for implementation, we are confident in reiterating guidance for this year, as well as for our revenue growth target of 7-9% in 2024."
FINANCIAL SUMMARY
In Q3 2023, total revenue was $363 million, up 21% compared to the same period in 2022. Recurring revenue in Q3 grew 10% versus last year. Net income in the quarter was $38 million, up from $23 million last year. Total adjusted EBITDA in the quarter was $103 million, up 147% from Q3 2022. Percentage change comparisons are adjusted for FX and the Corporate Online Banking divestiture1.
•Bank segment total revenue increased 42% while Bank segment recurring revenue, consisting of maintenance and SaaS revenue, grew 13% and Bank segment adjusted EBITDA doubled to $91 million versus Q3 2022, after adjusting for FX and the divestiture1. As previously discussed, the timing of larger license renewal events is heavily weighted to the back half of 2023.
•Merchant segment revenue and Merchant segment adjusted EBITDA were flat versus Q3 2022, adjusted for FX.
•Biller segment revenue increased 11% and Biller segment adjusted EBITDA increased 48% versus Q3 2022, driven by new customer onboarding and progress with our interchange improvement program.

ACI ended the quarter with $140 million in cash on hand and a debt balance of $1 billion, which represents a net debt leverage ratio of 2.4x, down from 2.9x last quarter. The company did not repurchase any shares in the quarter and has $200 million available on the share repurchase authorization.
REITERATING 2023 GUIDANCE
For the full year of 2023, the company expects revenue growth to be in the mid-single digits on a constant currency and divestiture-adjusted basis, or in the range of $1.436 billion to $1.466 billion. The company expects adjusted EBITDA to be in the range of $380 million to $395 million with net adjusted EBITDA margin expansion. This excludes one-time charges related to the move of the company's European data centers to the public cloud and one-time costs to implement certain efficiency strategies.

1 Adjusted for foreign currency fluctuations and the divestiture of Corporate Online Banking in September 2022

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 am ET to discuss these results. Interested persons may access a real-time audio broadcast of the teleconference at http://investor.aciworldwide.com/ or use the following number for dial-in participation: toll-free 1 (888) 660-6377; and conference code 3153574. A call replay will be available for two weeks on (855) 859-2056 for US/Canada callers and +1 (404) 537-3406 for international participants.
About ACI Worldwide
ACI Worldwide is a global leader in mission-critical, real-time payments software. Our proven, secure and scalable software solutions enable leading corporations, fintechs, and financial disruptors to process and manage digital payments, power omni-commerce payments, present and process bill payments, and manage fraud and risk. We combine our global footprint with a local presence to drive the real-time digital transformation of payments and commerce.
© Copyright ACI Worldwide, Inc. 2023.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations:
John Kraft
SVP, Head of Strategy and Finance
239-403-4627 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net Adjusted EBITDA Margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net Adjusted EBITDA Margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring Revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include, but are not limited to: (i) our signing of some new contracts in our pipeline earlier than planned, which reduces risk in achieving our full year expectations, (ii) given our predictable renewal calendar, as well as newly signed customers scheduled for implementation, we are confident in reiterating guidance for this year, as well as for our revenue growth target of 7-9% in 2024, and (iii) our expectations for full year 2023 revenue and adjusted EBITDA financial guidance.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions or failure of our information technology and communication systems, security breaches or viruses, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, our involvement in investigations, lawsuits and other expense and time-consuming legal proceedings, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$139,520	$124,981
Receivables, net of allowances	370,766	403,781
Settlement assets	649,494	540,667
Prepaid expenses	32,176	28,010
Other current assets	34,754	17,366
Total current assets	1,226,710	1,114,805
Noncurrent assets
Accrued receivables, net	279,303	297,818
Property and equipment, net	41,098	52,499
Operating lease right-of-use assets	33,609	40,031
Software, net	105,324	129,109
Goodwill	1,226,026	1,226,026
Intangible assets, net	203,137	228,698
Deferred income taxes, net	75,448	53,738
Other noncurrent assets	64,173	67,171
TOTAL ASSETS	$3,254,828	$3,209,895
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$40,951	$47,997
Settlement liabilities	648,956	539,087
Employee compensation	42,025	45,289
Current portion of long-term debt	74,350	65,521
Deferred revenue	61,438	58,303
Other current liabilities	77,910	102,645
Total current liabilities	945,630	858,842
Noncurrent liabilities
Deferred revenue	23,107	23,233
Long-term debt	987,221	1,024,351
Deferred income taxes, net	33,687	40,371
Operating lease liabilities	28,657	33,910
Other noncurrent liabilities	25,491	36,001
Total liabilities	2,043,793	2,016,708
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	708,506	702,458
Retained earnings	1,272,351	1,273,458
Treasury stock	(653,162)	(665,771)
Accumulated other comprehensive loss	(117,362)	(117,660)
Total stockholders’ equity	1,211,035	1,193,187
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,254,828	$3,209,895

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Software as a service and platform as a service	$211,369	$195,540	$625,975	$597,080
License	79,679	43,661	142,681	168,260
Maintenance	51,942	49,163	153,436	151,143
Services	20,025	18,227	53,924	53,613
Total revenues	363,015	306,591	976,016	970,096
Operating expenses
Cost of revenue (1)	177,625	171,753	537,522	517,372
Research and development	33,739	35,899	106,122	114,348
Selling and marketing	29,442	32,794	98,166	102,793
General and administrative	29,821	30,516	92,675	84,753
Depreciation and amortization	30,464	32,140	93,439	95,218
Total operating expenses	301,091	303,102	927,924	914,484
Operating income	61,924	3,489	48,092	55,612
Other income (expense)
Interest expense	(19,840)	(14,336)	(58,641)	(37,014)
Interest income	3,495	2,995	10,458	9,205
Other, net	1,084	41,545	(6,403)	45,801
Total other income (expense)	(15,261)	30,204	(54,586)	17,992
Income (loss) before income taxes	46,663	33,693	(6,494)	73,604
Income tax expense (benefit)	8,752	10,576	(5,387)	21,655
Net income (loss)	$37,911	$23,117	$(1,107)	$51,949
Income (loss) per common share
Basic	$0.35	$0.20	$(0.01)	$0.45
Diluted	$0.35	$0.20	$(0.01)	$0.45
Weighted average common shares outstanding
Basic	108,667	113,812	108,428	114,584
Diluted	108,933	114,348	108,428	115,211
(1) The cost of revenue excludes charges for depreciation but includes amortization of purchased and developed software for resale.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$37,911	$23,117	$(1,107)	$51,949
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	5,631	6,044	18,722	17,052
Amortization	24,832	26,096	74,716	78,817
Amortization of operating lease right-of-use assets	2,699	2,807	9,190	8,296
Amortization of deferred debt issuance costs	923	1,136	3,415	3,435
Deferred income taxes	(2,566)	(2,674)	(25,207)	(9,059)
Stock-based compensation expense	6,822	7,126	17,537	21,884
Gain on divestiture	—	(38,452)	—	(38,452)
Other	1,857	1,359	2,168	2,483
Changes in operating assets and liabilities:
Receivables	(39,844)	19,807	42,012	5,767
Accounts payable	(5,244)	(1,728)	(7,198)	(3,047)
Accrued employee compensation	1,749	6,329	(2,879)	(3,872)
Deferred revenue	(8,296)	(11,899)	4,404	(6,367)
Other current and noncurrent assets and liabilities	(1,208)	(4,865)	(52,999)	(26,920)
Net cash flows from operating activities	25,266	34,203	82,774	101,966
Cash flows from investing activities:
Purchases of property and equipment	(3,380)	(4,466)	(7,956)	(8,123)
Purchases of software and distribution rights	(7,550)	(7,656)	(22,571)	(18,394)
Proceeds from divestiture	—	100,139	—	100,139
Net cash flows from investing activities	(10,930)	88,017	(30,527)	73,622
Cash flows from financing activities:
Proceeds from issuance of common stock	696	839	2,122	2,801
Proceeds from exercises of stock options	263	395	3,132	1,792
Repurchase of stock-based compensation awards for tax withholdings	(883)	(18)	(4,203)	(5,820)
Repurchases of common stock	—	(28,227)	—	(90,934)
Proceeds from revolving credit facility	20,000	25,000	75,000	85,000
Repayment of revolving credit facility	(6,000)	(55,000)	(51,000)	(75,000)
Repayment of term portion of credit agreement	(19,475)	(49,606)	(53,556)	(70,825)
Payments on or proceeds from other debt, net	(643)	(737)	(12,473)	(10,106)
Payments for debt issuance costs	—	—	(2,160)	—
Net increase (decrease) in settlement assets and liabilities	19,452	24,659	(4,635)	20,084
Net cash flows from financing activities	13,410	(82,695)	(47,773)	(143,008)
Effect of exchange rate fluctuations on cash	(1,039)	1,002	4,388	(60)
Net increase in cash and cash equivalents	26,707	40,527	8,862	32,520
Cash and cash equivalents, including settlement deposits, beginning of period	196,827	176,135	214,672	184,142
Cash and cash equivalents, including settlement deposits, end of period	$223,534	$216,662	$223,534	$216,662
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$139,520	$134,799	$139,520	$134,799
Settlement deposits	84,014	81,863	84,014	81,863
Total cash and cash equivalents	$223,534	$216,662	$223,534	$216,662

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA (millions)	2023	2022	2023	2022
Net income (loss)	$37.9	$23.1	$(1.1)	$51.9
Plus:
Income tax expense (benefit)	8.7	10.6	(5.4)	21.7
Net interest expense	16.4	11.3	48.2	27.8
Net other income (expense)	(1.1)	(41.4)	6.4	(45.8)
Depreciation expense	5.6	6.0	18.7	17.1
Amortization expense	24.8	26.1	74.7	78.8
Non-cash stock-based compensation expense	6.8	7.1	17.5	21.9
Adjusted EBITDA before significant transaction-related expenses	$99.1	$42.8	$159.0	$173.4
Significant transaction-related expenses:
Cost reduction strategies	3.8	—	19.7	—
European datacenter migration	0.4	1.7	2.6	3.4
Other	0.1	1.2	4.4	2.6
Adjusted EBITDA	$103.4	$45.7	$185.7	$179.4
Revenue, net of interchange:
Revenue	$363.0	$306.6	$976.0	$970.1
Interchange	102.7	98.4	315.0	295.4
Revenue, net of interchange	$260.3	$208.2	$661.0	$674.7

Net Adjusted EBITDA Margin	40%	22%	28%	27%

	Three Months Ended September 30,		Nine Months Ended September 30,
Segment Information (millions)	2023	2022	2023	2022
Revenue
Banks	$155.7	$117.5	$361.2	$391.6
Merchants	36.3	35.6	107.6	113.1
Billers	171.0	153.5	507.2	465.4
Total	$363.0	$306.6	$976.0	$970.1
Recurring Revenue
Banks	$58.2	$57.3	$171.2	$179.3
Merchants	34.1	33.8	101.0	103.5
Billers	171.0	153.6	507.2	465.4
Total	$263.3	$244.7	$779.4	$748.2
Segment Adjusted EBITDA
Banks	$91.0	$49.8	$167.3	$184.7
Merchants	10.3	9.8	26.8	32.2
Billers	39.2	26.3	100.1	81.0

	Three Months Ended September 30,
	2023		2022
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$0.35	$37.9	$0.20	$23.1
Adjusted for:
Gain on divestiture	—	—	(0.26)	(29.2)
Significant transaction-related expenses	0.03	3.3	0.02	2.2
Amortization of acquisition-related intangibles	0.06	6.4	0.06	6.7
Amortization of acquisition-related software	0.03	3.8	0.04	4.5
Non-cash stock-based compensation	0.05	5.2	0.05	5.4
Total adjustments	$0.17	$18.7	$(0.09)	$(10.4)
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.52	$56.6	$0.11	$12.7

	Nine Months Ended September 30,
	2023		2022
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income (loss)	$(0.01)	$(1.1)	$0.45	$51.9
Adjusted for:
Gain on divestiture	—	—	(0.25)	(29.2)
Significant transaction-related expenses	0.19	20.4	0.04	4.7
Amortization of acquisition-related intangibles	0.18	19.3	0.18	20.6
Amortization of acquisition-related software	0.11	12.0	0.12	14.1
Non-cash stock-based compensation	0.12	13.3	0.14	16.6
Total adjustments	$0.60	$65.0	$0.23	$26.8
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.59	$63.9	$0.68	$78.7

	Three Months Ended September 30,		Nine Months Ended September 30,
Recurring Revenue (millions)	2023	2022	2023	2022
SaaS and PaaS fees	$211.4	$195.5	$626.0	$597.1
Maintenance fees	51.9	49.2	153.4	151.1
Recurring Revenue	$263.3	$244.7	$779.4	$748.2

Annual Recurring Revenue (ARR) Bookings (millions)	Three Months Ended September 30,		TTM Ended September 30,
	2023	2022	2023	2022
ARR bookings	$20.5	$30.3	$84.9	$93.0